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                                                                     EXHIBIT 3.2



                                 PMR CORPORATION

                           AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I

                                 IDENTIFICATION

         SECTION 1. NAME. The name of the Corporation is PMR CORPORATION.

         SECTION 2. REGISTERED OFFICE. The address of the registered office of the Corporation shall be 3990 Old Town Avenue, Suite 206A, San Diego, California 92110.

         SECTION 3. SEAL. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the periphery of the seal shall appear the words "PMR CORPORATION". In the center of the seal shall appear the word "Delaware" and the year of incorporation of the Corporation. The seal shall be kept in the Office of the Secretary of the Corporation.

         SECTION 4. FISCAL YEAR. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

                                   ARTICLE II

                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES REPRESENTING SHARES. The certificates for shares of the Corporation shall be signed by the Chairman of the Board, the President or by a Vice-President and the Secretary or an Assistant Secretary and shall be sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books, and on the face of the share certificate. The share certificates shall be of the form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors.

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         SECTION 2. FORM. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned
(1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such President, Vice-President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.

         SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate.

                                   ARTICLE III

                                THE STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be


                                       2.
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designated in the respective notices, or waivers of notice, thereof, or proxies to represent stockholders thereat.

         SECTION 2.   STOCKHOLDERS' MEETINGS.

                  2.1 ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each calendar year on such day as shall be fixed by the Board of Directors from time to time. If the annual meeting shall not be called and held during a calendar year, any stockholder may call such meeting at any time thereafter.

                  2.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or President. The Secretary or any Assistant Secretary shall call a special meeting of the stockholders at the written request of a majority of the directors. At any time upon written request of any person or persons entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held at such time as the Secretary may fix, not less than ten (10) nor more than sixty (60) days after the receipt of the request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

         SECTION 3.   CORPORATE RECORDS; INSPECTION.

                  3.1 OBLIGATION TO MAINTAIN. The Corporation shall keep at its registered office or at its principal place of business an original or duplicate record of the proceedings of the stockholders and of the Board of Directors, the original or a copy of its By-Laws, certified by the Secretary of the Corporation, the Corporation's stock ledger, and a list of its stockholders, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office, or at its principal place of business.

                  3.2 RIGHT OF INSPECTION. Every stockholder of record shall have a right to examine, upon written demand under oath stating the purpose thereof, in person or by agent or attorney, during usual business hours, for any proper purpose, the stock ledger, the list of stockholders, the Corporation's books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of

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attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

         SECTION 4. NOTICE OF MEETINGS - WAIVER. Written or printed notice, stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10), nor more than sixty (60), days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting, and to each holder of other securities having voting power. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder or such other security holder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Waiver by a stockholder of notice in writing of a stockholders' meeting, signed by him, whether before or after the time stated therein, shall be equivalent to the giving of such notice, and neither the business to be transacted at, nor the purpose of, such meeting need be specified in such waiver. Attendance by a stockholder, whether in person or by proxy, at a stockholders' meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         SECTION 5. FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders, such date in any case to be not more than sixty (60) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed:
(a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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         SECTION 6. VOTING LIST. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be open to the examination of any stockholder, for any purpose germane to the meeting during the ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and shall be subject to the inspection of any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholder's list, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 7. QUORUM. The holders of a majority of the shares outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough of the stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, the majority of those present or represented by proxy, and entitled to vote at the meeting, may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one (1) class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

         SECTION 8.   VOTING AT MEETINGS.

                  8.1 VOTING STOCK. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall have one (1) vote for each share of stock entitled to vote and held of record by such stockholder and a proportionate vote for each fractional share so held. Any action which may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon present and voted and shall be filed with the Secretary of the Corporation.

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                  8.2 PROXIES. A stockholder, or the holder of any other
security having voting power, may vote either in person or by proxy executed in writing by the stockholder, or by his duly authorized attorney-in-fact. No unrevoked proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

                  8.3 VOTING OF SHARES OWNED BY OTHER CORPORATIONS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine; or, in the absence of such provision or determination, as the President or Vice President and Secretary or Assistant Secretary of such other corporation may by proxy, duly executed and sealed (but not necessarily acknowledged or verified), designate.

                  8.4 VOTING OF SHARES OWNED BY FIDUCIARIES. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. It shall not be necessary for such fiduciary to obtain a court order authorizing him to vote such shares. The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

                  8.5 VOTING OF SECURITIES OWNED BY TWO OR MORE PERSONS. If shares or other securities having voting power stand of record in the names of two or more persons, the right to vote such securities and the effect of such vote shall be determined as provided in Section 217 of the General Corporation Law of Delaware, effective July 3, 1967, or any law amending or supplementing the same.

                  8.6 VOTING OF SHARES OWNED BY RECEIVERS. Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                  8.7 VOTING OF PLEDGED SHARES. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

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                  8.8 ORDER OF BUSINESS. The order of business at annual
meetings, and so far as practicable at all other meetings, of stockholders, shall be as follows:

                           (a)  Proof of due notice of meeting.

                           (b)  Call of roll - examination of proxies.

                           (c)  Reading and disposal of any unapproved minutes.

                           (d)  Annual reports of officers and committees.

                           (e)  Unfinished business.

                           (f)  New business.

                           (g)  Election of directors.

                           (h)  Adjournment.

         SECTION 9.   JUDGES OF ELECTION.

                  9.1 APPOINTMENT OF JUDGES. In advance of any meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one (1) or three (3). If appointed at a meeting on the request of one (1) or more stockholders or proxies, the majority of shares present and entitled to vote shall determine whether one (1) or three (3) judges are to be appointed. No person who is a candidate for office shall act as a judge.

                  9.2 FAILURE TO ACT. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman.

                  9.3 DUTIES OF JUDGES. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count, and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election. If there be three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

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                  9.4 JUDGES' CERTIFICATE. On request of the chairman of the meeting, or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

         SECTION 1. SECTION The business and affairs of the Corporation shall be managed by a Board of Directors (who need not be residents of the State of Delaware, nor stockholders of the Corporation).

         SECTION 2. NUMBERS, ELECTIONS AND TERMS. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the directors then in office. The directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after 1996, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Election of directors shall be by written ballot if any stockholder so requests.

         SECTION 3. SECTION Only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors, (b) by any nominating committee or persons appointed by the Board of Directors or (c) by any stockholder of the Corporation entitled to vote for the election of directors at


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the meeting who complies with the notice procedures set forth in this Section 3.
Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less then a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall


                                       9.
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have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 5. PLACE OF MEETINGS. Meetings of the Board of Directors of the Corporation, annual, regular or special, may be held either within or without the State of Delaware.

         SECTION 6.   DIRECTORS' MEETINGS.

                  6.1 ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the place where such meeting of the stockholders has been held for the purpose of organization, election of officers, and consideration of any other business that may properly by brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

                  6.2 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without notice at such time and place as may, from time to time, be fixed by resolution of the Board or as may be specified in the call of the meeting.

                  6.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President on at least forty-eight (48) hours notice to each director, either personally, by telephone, by mail, or by facsimile; in like manner and on like notice the Chairman of the Board, Chief Executive Officer or the President must call a special meeting on the written request of any member of the Board of Directors. Notice of any special meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting. Notice of such special meeting shall include the place, day and hour of such special meeting.

                  6.4 ADJOURNMENT. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

         SECTION 7. QUORUM. A majority of the number of directors fixed in accordance with these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided that, if all of the directors shall severally or


                                      10.

collectively consent in writing to any action to be taken by the Corporation, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors, such action shall be as valid corporate action as though it had been authorized at a duly convened meeting of the Board of Directors; and provided, further, that one (1) or more directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         SECTION 8. REMOVAL. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

         SECTION 9.   INTEREST OF DIRECTORS AND OFFICERS IN CONTRACTS.

                  9.1 No contract or transaction between the Corporation and one
(1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one
(1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                           (a) The material facts as to his interest and as to
the contract or transaction are disclosed or are known to the Board of Directors or the committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                           (b) The material facts as to his interest and as to
the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                           (c) The contract or transaction is fair as to the
Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

                 9.2 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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          SECTION 10. FINANCIAL REPORT TO SHAREHOLDERS. The directors of the
Corporation shall cause to be sent to the stockholders, within one hundred and twenty (120) days after the close of its fiscal year, or as soon thereafter as possible, a financial report as of the closing date of the preceding fiscal year. Such report shall be independently audited and shall give a summary of the assets and liabilities of the Corporation, the amount of dividends paid or declared during the past year, the condition, as to surplus or deficit and how acquired or created, the number of shares issued and outstanding, together with any such particulars as are necessary to disclose the general nature of the liabilities and assets of the Corporation. The report shall also set forth a balance sheet as of the closing date of the preceding fiscal or calendar year, together with a statement of income and profit and loss for the year ended on that date, accompanied by any report thereon of independent accountants.

          SECTION 11. COMPENSATION OF DIRECTORS. The members of the Board of Directors may pursuant to a resolution of the Board be paid a fee and expenses of attendance for attendance at all annual, regular, special and adjourned meetings of the Board or committee meetings. Any director of the Corporation may also serve the Corporation in any other capacity, and receive compensation therefor in any form.

                                    ARTICLE V

                                   COMMITTEES

         SECTION 1. COMMITTEES. The Board of Directors may, by resolution passed by the majority of the whole board, designate one (1) or more committees, each committee to consist of one or more directors of the Corporation, to perform such duties and make such investigations and reports as the Board of Directors shall by resolution determine unless otherwise limited by these By-Laws or by law. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. No member of a committee shall continue to be a member thereof after he ceases to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any members thereof, and to change the functions or terminate the existence thereof. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         SECTION 2. COMMITTEE RULES. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided in a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. The


                                      12.

vote of a majority of committee members present at a meeting at which a quorum is present shall be the act of a committee.

                                   ARTICLE VI

                                  THE OFFICERS

         SECTION 1. NUMBER. The principal officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President and/or Chief Executive Officer, one (1) or more Vice Presidents, if elected, a Chief Operating Officer and Chief Financial Officer, also if elected, a Secretary and a Treasurer, and such other subordinate officers and assistant officers and agents as may deemed necessary or desirable by the Board of Directors, in such manner and for such terms as the Board of Directors may prescribe. Any two (2) or more principal offices may be held by the same person, except the offices of President and Secretary. In its discretion, the Board of Directors may choose not to fill an office for any period that it may deem advisable.

         SECTION 2. GENERAL DUTIES. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws.

         SECTION 3. ELECTION, TERM OF OFFICE AND QUALIFICATION. The officers shall be elected annually by the Board of Directors at its annual meeting, or as soon after such annual meeting as may conveniently be possible. Each officer shall hold office until his successor is chosen and qualified; or until his death, or until he shall have resigned, or shall have been removed in the manner provided in Section 4. New offices may be created and filled at any meeting of the Board of Directors.

         SECTION 4. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, if one is elected, the President or Secretary. Such resignation shall take effect on receipt unless the time of effectiveness is specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                      13.

         SECTION 6. VACANCIES. Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

         SECTION 7. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall be chosen from among the directors, shall preside at all meetings of the stockholders and the Board of Directors, if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.

         SECTION 8. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation. The Chief Executive Officer shall have general charge of the business, affairs and property of the Corporation and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these By-Laws.

         SECTION 9. THE PRESIDENT. The President shall, in the absence or disability of the Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the Chief Executive Officer. The President shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these By-Laws may, from time to time, prescribe.

         SECTION 10. THE VICE PRESIDENT. The Vice President or Vice Presidents, if elected, shall have such power and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate. At the request of the President, a Vice President may, in the case or the absence or inability to act of the President, temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act, a Vice President shall act temporarily in his place until such time as the Board of Directors shall elect a new President.

         SECTION 11. THE SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders and of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law, shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in


                                      14.

accordance with the provisions of these By-Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the Corporation's principal executive officer.

         SECTION 12. THE TREASURER. The Treasurer shall: (a) in the absence of the Board's appointment of a Chief Financial Officer, whose specific duties shall be established by the Board, be the financial officer of the Corporation;
(b) have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; (c) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the Corporation's principal executive officer. The Treasurer shall render to the Corporation's principal executive officer and the Board of Directors, whenever the same shall be required, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall, if required to do so by the Board of Directors, give the Corporation a bond, the premiums for which shall be paid by the Corporation, in such amount and with such surety or sureties as may be ordered by the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 13. OTHER OFFICERS; ASSISTANT OFFICERS AND AGENTS. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors.

         SECTION 14. COMPENSATION. The salaries or other compensation of the officers shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.

                                   ARTICLE VII

          INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES

         SECTION 1. INDEMNIFICATION IN SUITS AND PROCEEDINGS WITH OTHERS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the


                                      15.

Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. INDEMNIFICATION IN DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. REASONABLE DEFENSE EXPENSES. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         SECTION 4. STANDARD OF CONDUCT AND DETERMINATION. Any indemnification under Section 1 and 2 of this Article (unless ordered by a court) shall be made by the


                                      16.

Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

                  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         SECTION 5. ADVANCE OF DEFENSE EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

         SECTION 6. NONEXCLUSIVITY OF INDEMNIFICATION. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 7. INSURANCE AUTHORIZATION. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

         SECTION 8. DEFINITION OF "CORPORATION" IN MERGERS. For purposes of this Section, references to "the Corporation" shall include, in the case of a merger or consolidation, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a


                                      17.

director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or supervising corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         SECTION 9. OTHER DEFINITIONS. For references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" purposes of this Section, reference to "other enterprises" shall include employee benefit plans; shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

                                  ARTICLE VIII

                             SPECIAL CORPORATE ACTS

         SECTION 1. DEPOSIT OF FUNDS. The moneys of the Corporation shall be deposited in the name of the Corporation in such depositories as the Board of Directors shall designate or otherwise authorize, and shall be drawn out only in such manner as the Board of Directors shall prescribe.

         SECTION 2. EXECUTION OF DEEDS, CONTRACT, ETC. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, the President or Vice President and attested by the Secretary or Assistant Secretary; and the Secretary or Assistant Secretary, when necessary or required, shall affix the corporate seal thereto.

         SECTION 3. ENDORSEMENT OF STOCK CERTIFICATES. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.

                                      18.

         SECTION 4. VOTING OF SHARES OWNED BY CORPORATION. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any stockholders' meeting of such other corporation by the Chief Executive Officer, if he be present, or in his absence, the President of the Corporation, if he be present, or in his absence by a Vice President of the Corporation who may be present. Whenever, in the judgment of the Chief Executive Officer, or, in his absence, the President, or, in his absence, a Vice President, it is desirable for the Corporation to execute a proxy or give a stockholder's consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President of the Corporation and shall be attested by the Secretary or Assistant Secretary of the Corporation under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

         SECTION 5. LOANS. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

         SECTION 6. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

                                      19.

                                   ARTICLE IX

                                   AMENDMENTS

         The Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws by the Board of Directors; provided, however, that By-Laws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the By-Laws.

                                      20.